Exhibit 10.1

AMENDMENT TO EMPLOYMENT CONTRACT

RECITALS

WHEREAS, KEY TRONIC CORPORATION (the “Employer”) and Craig D. Gates (the “Employee”) desire to amend Employee’s October 27, 1994 Employment Contract, as amended (the “Agreement”);

WHEREAS, said amendment is based upon the mutual desires of the Employer and the Employee;

NOW, THEREFORE, in consideration of the mutual covenants contained therein, the following amendment to the Agreement is executed. Except as provided in this amendment, the other terms and conditions set out in the Agreement remain in full force and effect.

1.	The following sentence is added at the end of Section 9 b) of the Agreement:

“The foregoing notwithstanding, in the event Employer changes the substantive responsibilities and duties of Employee in such a way as to constitute a demotion, Employee shall have the option of terminating Employee’s employment without loss of severance benefits, the same as if Employer had terminated the employment.”

EMPLOYER: Key Tronic Corporation		EMPLOYEE:

By:	/s/Ronald F. Klawitter	By:	/s/ Craig D. Gates
Name:	Ronald F. Klawitter	Name:	Craig D. Gates
Title:	Executive Vice President of Administration, CFO & Treasurer
Date:	May 10, 2012	Date:	May 10, 2012